Exhibit 99.1

Investor Contact: Jeremy Friedman

Executive Vice President and Chief Financial Officer

978 570 6879

Jeremy.friedman@accellent.com

FOR IMMEDIATE RELEASE

Accellent Inc. Announces Second Quarter 2009 Results

Wilmington, MA (August 13, 2009) – Accellent Inc. (the “Company”), a wholly owned subsidiary of Accellent Holdings Corp. (“Accellent”), today announced results for its fiscal second quarter ended June 30, 2009.

“In a challenging revenue climate, we continued to benefit from our efforts to improve profitability during the second quarter. Adjusted EBITDA grew 6.6% from the same period a year ago, to $29.1 million, or 23.5% as a percent of sales, both new quarterly highs for Accellent,” said Robert Kirby, President and CEO of Accellent. “We continue our focus on strengthening the fundamentals of the business to create sustainable competitive advantage as we manage through a difficult economic environment.”

Second Quarter 2009 Financial Results

Net sales decreased 8.8% to $123.9 million in the second quarter of 2009 compared with $135.8 million in the second quarter of 2008. Income from operations was $16.6 million in the second quarter of 2009, compared to $16.0 million in the second quarter of 2008. Net loss was $1.2 million in the second quarter of 2009, compared with a net loss of $1.3 million in the second quarter of 2008.

Adjusted EBITDA for the second quarter of 2009 was $29.1 million, or 23.5% of net sales, compared to Adjusted EBITDA of $27.3 million, or 20.1% of net sales, in the second quarter of 2008.

Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial information accompanying this press release.

Six Months Ended June 30, 2009 Financial Results

Net sales decreased 5.5 % to $250.3 million in the first six months of 2009, compared with $264.8 million in the first six months of 2008. Income from operations was $32.0 million in the first six months of 2009 compared with $29.5 million in the first six months of 2008. Net loss was $0.6 million in the first six months of 2009 compared with a net loss of $9.0 million in the first six months of 2008.

Adjusted EBITDA for the first six months of 2009 was $55.9 million or 22.3% of net sales compared to adjusted EBITDA of $52.5 million, or 19.8% of net sales, in the first six months of 2008.

Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial information accompanying this press release.

Conference Call

Robert Kirby, President and Chief Executive Officer and Jeremy Friedman, Executive Vice President and Chief Financial Officer will discuss second quarter 2009 results in a conference call scheduled for today, August 13, 2009 at 5:00 p.m. Eastern Time. The teleconference can be accessed live on the Internet through the Investor Relations section of the Accellent website at www.accellent.com or by calling (800) 265-0241 pass code 11672024. Please visit the website or dial in 10 to 15 minutes prior to the beginning of the call to download and install any necessary audio software. A replay of the conference call will be available via www.accellent.com or by telephone at (888) 286-8010 pass code 71577981 until August 20, 2009.

About Accellent

Accellent provides fully integrated outsourced manufacturing and engineering services to the medical device industry in the cardiology, endoscopy, drug delivery, neurology and orthopaedic markets. Accellent has broad capabilities in design and engineering services, precision component fabrication, finished device assembly and complete supply chain management. These capabilities enhance customers’ speed to market and return on investment by allowing them to refocus internal resources more efficiently. For more information, please visit www.accellent.com.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on March 31, 2009. All forward-looking statements are expressly qualified in their entirety by such risk factors.

Accellent Inc.

Condensed Consolidated Statements of Operations

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Net sales	$123,909	$135,791	$250,258	$264,759
Cost of sales (exclusive of amortization)	89,150	99,150	180,614	193,968

Gross profit	34,759	36,641	69,644	70,791

Selling, general and administrative expenses	12,581	15,436	26,296	29,937
Research and development expenses	697	729	1,377	1,480
Restructuring charges	1,145	788	2,481	2,371
Amortization of intangible assets	3,735	3,735	7,470	7,470

Income from operations	16,601	15,953	32,020	29,533

Interest expense, net	(14,281)	(16,289)	(29,284)	(33,336)

Other (expense) income	(2,229)	346	(1,313)	(1,145)

Income (loss) before income tax expense	91	10	1,423	(4,948)

Income tax expense	1,323	1,268	2,046	4,021

Net loss	$(1,232)	$(1,258)	$(623)	$(8,969)

Accellent Inc.

Reconciliation of Net Loss to EBITDA to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
RECONCILIATION OF NET LOSS TO EBITDA:
Net loss	$(1,232)	$(1,258)	$(623)	$(8,969)
Interest expense, net	14,281	16,289	29,284	33,336
Provision for income taxes	1,323	1,268	2,046	4,021
Depreciation and amortization	9,253	8,848	18,356	17,508

EBITDA (1)	$23,625	$25,147	$49,063	$45,896

Adjustments:
Restructuring charges	1,145	788	2,481	2,371
Stock-based compensation—employees	516	639	604	914
Stock-based compensation—non-employees	18	390	48	834
Employee severance and relocation	235	263	667	596
Chief executive recruiting costs	—	—	—	(26)
Currency translation loss	1,671	75	567	687
(Gain) loss on derivative instruments	408	(521)	593	357
Loss on disposal of property and equipment	315	100	355	103
Other plant closure costs	899	69	899	69
Management fees to stockholder	289	366	579	655

Adjusted EBITDA (1)	$29,121	$27,316	$55,856	$52,456

Accellent Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$14,674	$14,525
Accounts receivable, net	51,054	50,724
Inventories	54,588	64,204
Prepaid expenses and other current assets	5,403	3,954

Total current assets	125,719	133,407
Property, plant and equipment, net	121,778	127,460
Goodwill	629,854	629,854
Intangible assets, net	187,035	194,505
Deferred financing costs and other assets	15,903	17,505

Total assets	$1,080,289	$1,102,731

Liabilities and Stockholder’s equity
Current liabilities:
Current portion of long-term debt	$7	$4,007
Accounts payable	19,991	23,285
Accrued expenses and other current liabilities	33,689	34,137

Total current liabilities	53,687	61,429
Long-term debt	684,401	702,529
Other long-term liabilities	36,697	36,600

Total liabilities	774,785	800,558
Stockholder’s equity	305,504	302,173

Total liabilities and stockholder’s equity	$1,080,289	$1,102,731

(1)	EBITDA and Adjusted EBITDA presented in this press release are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net loss or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity.

EBITDA represents net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to unusual items, non-cash items, the pro forma effect of acquisitions as if they had taken place at the beginning of the periods covered by our covenant calculations and other adjustments, all of which are required in calculating covenant ratios and compliance under the indenture governing our senior subordinated notes and under our senior secured credit facility. For the periods presented, Adjusted EBITDA includes adjustments for: restructuring and other related charges, gains and losses from derivative instruments, gains and losses on the sale of property, non-operating currency translation losses, certain stock compensation related charges, severance, executive relocation, CEO search costs, non-cash consulting expenses and management fees.

We believe that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide additional information to investors about the calculation of certain financial covenants in the indenture governing our senior subordinated notes and under our senior secured credit facility. Adjusted EBITDA is a material component of these covenants. We also present EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA when reporting their results.